UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2022

Lucira Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39976	27-2491037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 62nd Street Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 350-8071

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LHDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Loan and Security Agreement

On February 4, 2022 (the “Closing Date”), Lucira Health, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Hercules”), in its capacity as administrative agent and collateral agent (in such capacity, the “Agent”), and Hercules and Silicon Valley Bank (“SVB”) as lenders (collectively, the “Lenders”).

Amount. The Loan Agreement provides for term loans in an aggregate principal amount of up to $80.0 million (the “Term Loans”) available in four tranches. The tranches consist of (i) a first tranche consisting of term loans in an aggregate principal amount of $30.0 million, all of which was funded to the Company on the Closing Date (the “First Advance”), (ii) a second tranche consisting of up to an additional $20.0 million, which will become available to the Company upon request if specified conditions set forth in the Loan Agreement are met beginning on September 1, 2022 and on or prior to March 31, 2023, (iii) a third tranche consisting of an additional $15.0 million, which will become available to the Company upon request if specified conditions set forth in the Loan Agreement are met on or prior to June 15, 2023, and (iv) a fourth tranche consisting of up to an additional $15.0 million, which will be available to the Company upon request and Lender approval on or prior to March 15, 2024. The Company intends to use the proceeds of the Term Loans for working capital and general corporate purposes.

Interest Rate and Repayment. The Term Loans will mature on February 1, 2026 (the “Maturity Date”). The Term Loans bear interest at a per annum rate equal to the greater of (i) (a) 5.50% plus (b) the prime rate (as reported in the Wall Street Journal) and (ii) 8.75% (the “Interest Rate”). The Term Loans are interest only through September 1, 2024, which may be extended to February 28, 2025 if specified conditions set forth in the Loan Agreement have been met. After the interest-only period, the principal balance and related interest will be required to be repaid in equal monthly installments through the Maturity Date. The Term Loans may be prepaid in whole or in part through February 4, 2023 with payment of a 3.00% prepayment premium, thereafter through February 4, 2024 with a 2.00% prepayment premium, thereafter through February 4, 2025 with a 1.00% prepayment premium and thereafter with no prepayment premium. An additional end of term charge of 5.25% of the Term Loans advanced will be due upon prepayment or repayment.

Covenants, Representations and Warranties; Other Provisions. The Loan Agreement contains customary events of default, representations and warranties and covenants, including financial covenants requiring the Company to maintain certain minimum cash and revenue levels upon the occurrence of specified events as more fully set forth in the Loan Agreement. Lenders have participation and notice rights in an amount up to $5.0 million for the future sale and issuance of the Company’s capital stock that is broadly marketed to multiple investors.

Security. As collateral for the obligations, the Company has granted to the Agent a senior security interest in all of Company’s right, title, and interest in, to and under substantially all of Company’s personal property and other assets, excluding intellectual property.

The foregoing description of the material terms of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Warrants

In connection with the entry into the Loan Agreement, the Company issued a warrant to Hercules (the “Hercules Warrant”) and to SVB (the “SVB Warrant” and together with the Hercules Warrant, the “Warrants”).

The Hercules Warrant provides for Hercules to purchase a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) equal to the quotient derived by dividing (i) the amount equal to (a) 1.00% times (b) the aggregate principal amount of Term Loan advances made and funded under the Loan Agreement by (ii) the exercise price. On the Closing Date, the Company issued the Hercules Warrant for 59,642 shares of Common Stock. The Hercules Warrant will be exercisable for a period of seven years from the date of issuance at a per-share exercise price equal to $5.03.

The SVB Warrant provides for SVB to purchase a number of shares of Common Stock equal to 1.00% multiplied by (i) the aggregate amount of the Term Loan advances made and funded under the Loan Agreement divided by (ii) the exercise price. On the Closing Date, the Company issued the SVB Warrant for 59,642 shares of Common Stock. The SVB Warrant will be exercisable for a period of seven years from the date of issuance at a per-share exercise price equal to $5.03.

The issuance of the Warrants by the Company to each of Hercules and SVB was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the material terms of the Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Warrants, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 2.02 Results of Operations and Financial Condition.

On February 8, 2022, the Company issued a press release commenting on, among other things, unaudited preliminary financial results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Warrants is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

The information provided in Item 2.02 of this Current Report on Form 8-K regarding the press release is incorporated by reference into this Item 7.01.

The information in Item 2.02, Item 7.01 and Item 9.01 (including Exhibit 99.1) to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 2.02, Item 7.01 and Item 9.01 (including Exhibit 99.1) to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated February 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lucira Health, Inc.

Date: February 8, 2022	By:	/s/ Daniel George
Daniel George Chief Financial Officer